UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 4, 2004

Annuity and Life Re (Holdings), Ltd.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	1-16561	66-0619270

	(Commission File Number)	(IRS Employer Identification No.)

Cumberland House, 1 Victoria Street, Hamilton, Bermuda	HM 11

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(441) 296-7667

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     At a regularly scheduled meeting of the Board of Directors (the “Board”) of Annuity and Life Re (Holdings), Ltd. (the “Company”) held on November 4, 2004, Henry C.V. Keeling announced that he was resigning from the Board effective as of the end of the meeting. Mr. Keeling had served on the Board since 2003. At the same meeting, Robert M. Lichten announced that he was resigning from his position as Deputy Chairman of the Board effective as of the end of the meeting, although Mr. Lichten will continue to serve as a member of the Board. Martin A. Berkowitz, who is currently a member of the Board, was elected to replace Mr. Lichten as Deputy Chairman of the Board.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNUITY AND LIFE RE (HOLDINGS), LTD.

Date: November 8, 2004	By:	/s/ John W. Lockwood

John W. Lockwood Chief Financial Officer